Exhibit 99.1

NUVERRA ANNOUNCES SECOND-QUARTER AND YEAR-TO-DATE 2016 RESULTS

SCOTTSDALE, Ariz. (August 8, 2016) - Nuverra Environmental Solutions, Inc. (OTCQB: NESC) (“Nuverra” or the “Company”) today announced financial and operating results for the second quarter and six months ended June 30, 2016.
SUMMARY OF QUARTERLY RESULTS

•
Second quarter revenue was $34.0 million, a decrease of approximately 27.7%, or $13.0 million, when compared with revenue of $47.0 million in the first quarter of 2016, and a 63.2% decrease, or $58.4 million, when compared with revenue of $92.4 million in the second quarter of 2015.

•
Total costs and expenses, adjusted for special items, were $48.9 million, or a 20.2% decrease when compared with $61.3 million in the first quarter of 2016; 50.6% reduction in total costs and expenses, adjusted for special items, when compared with the second quarter of 2015.

•
Loss from continuing operations for the second quarter was $40.6 million, or a loss of $0.60 per diluted share, compared with a loss from continuing operations of $27.3 million, or a loss of $0.98 per diluted share in the first quarter of 2016.

•
Adjusted EBITDA from continuing operations for the second quarter was $0.3 million, a decrease of approximately 79.5% compared with adjusted EBITDA from continuing operations of $1.6 million in the first quarter of 2016.

•	Total liquidity as of June 30, 2016 was $12.9 million.

The Company closed its private exchange offer (the “Exchange Offer”) during the second quarter by delivering to tendering holders of the Company’s 9.875% Senior Notes due 2018 (the “2018 Notes”) $327.2 million in aggregate principal amount of new Senior Second-Lien Notes due 2021 (the “2021 Notes”) and $32.3 million in shares of common stock converted at $0.32 to those tendering holders who elected to exchange for common stock. Additionally, the Company closed on a new $24.0 million principal amount first-lien term loan (the “Term Loan”) due 2018. As part of the Exchange Offer, tendering holders of the 2018 Notes, other than the Chairman of the Board and Chief Executive Officer, Mark D. Johnsrud, received penny warrants to purchase up to 10% of our then-outstanding common stock, subject to certain anti-dilution provisions. As a commitment fee for entering into the Term Loan, the lenders received penny warrants to purchase up to 5% of our then-outstanding common stock, subject to certain anti-dilution provisions. Upon settlement of the Exchange Offer, there remained outstanding $40.4 million in aggregate principal amount of 2018 Notes.
Mark D. Johnsrud stated, “While our second quarter results reflect the ongoing impact of lower overall customer drilling and completion activities and continued pricing pressures, we have taken aggressive steps to reduce costs and expenses and, as a result, achieved a $50.1 million or 50.6% decrease in total costs and expenses, adjusted for special items, compared to the second quarter of 2015. Despite the prolonged decline in customer activity, intense price competition and resulting impact on our top-line revenue, Nuverra reported positive Adjusted EBITDA for the second quarter, which is a direct result of our aggressive approach to cost management during this downturn.”

SECOND QUARTER 2016 RESULTS
Second quarter revenue was $34.0 million, a decrease of $13.0 million, or 27.7%, from $47.0 million in the first quarter of 2016. The decrease was attributable to lower overall drilling and completion activities coupled with pricing pressures driven by a highly competitive pricing environment in all divisions. In the second quarter of 2015, the Company reported revenue of $92.4 million.
The Company continued to reduce costs and expenses in the second quarter as a result of decreasing activities and proactive cost-management initiatives. Total costs and expenses, adjusted for special items, were $48.9 million, a 20.2% decrease compared with total costs and expenses, adjusted for special items, of $61.3 million in the first quarter of 2016. The Company reported total costs and expenses, adjusted for special items, of $99.0 million in the second quarter of 2015.
On a year-over-year comparison with the second quarter of 2015, the $50.1 million reduction in total costs and expenses, adjusted for special items, included:

▪	Approximately $19.6 million in lower payroll and related expenses, reflecting a 48% year-over-year reduction in headcount;

▪	Approximately $4.9 million in lower fuel expense;

▪	Approximately $3.2 million, or 37.9%, in lower general and administrative expenses;

▪	Approximately $3.1 million in lower depreciation and amortization expenses; with,

▪	The balance of $19.3 million related to reductions in all other direct operating expenses.

For the second quarter of 2016, the Company reported a net loss from continuing operations of $40.6 million, or a loss of $0.60 per diluted share. Special items in the second quarter totaled approximately $11.2 million and primarily included $8.4 million in legal and professional fees associated with the Company’s Exchange Offer, $2.7 million for an asset impairment charge related to assets classified as held-for-sale, partially offset by a $1.7 million gain on the sale of our cost method investment in Underground Solutions, Inc. ("UGSI") and a $1.0 million gain on the change in fair value of the derivative warrant liability. Additionally, special items included the loss on the sale of underutilized assets, severance-related charges, stock-based compensation expense, and the write off of a portion of the unamortized deferred financing costs associated with an amendment to the asset-based credit facility (the “ABL Credit Facility”). Excluding the impact of these special items, first-quarter loss from continuing operations was $29.4 million, or a loss of $0.43 per diluted share. This compares with a loss from continuing operations, adjusted for special items, of $26.4 million, or a loss of $0.95 per diluted share in the first quarter of 2016. The Company reported a loss from continuing operations, adjusted for special items, of $18.5 million, or a loss of $0.67 per diluted share in the second quarter of 2015.
Adjusted EBITDA from continuing operations for the second quarter was $0.3 million, a decrease of $1.2 million, or 79.5%, compared with adjusted EBITDA of $1.6 million in the first quarter of 2016. Second quarter adjusted EBITDA margin from continuing operations was 0.9%, compared with an adjusted EBITDA margin of 3.3% in the first quarter of 2016. The Company reported adjusted EBITDA from continuing operations of $12.3 million and an adjusted EBITDA margin of 13.3% in the second quarter of 2015.
YEAR-TO-DATE RESULTS FOR THE SIX MONTHS ENDED JUNE 30, 2016 ("YTD")
YTD revenue was $81.0 million, a decrease of $130.6 million, or 61.7%, from $211.5 million for the same period in 2015. The decrease was attributable to lower overall drilling and completion activities coupled with continued pricing pressures in all divisions.
YTD net loss from continuing operations was $67.9 million, or a loss of $1.42 per diluted share, compared with a loss of $32.6 million, or a loss of $1.18 per diluted share, for the same period in 2015. Excluding special items, YTD adjusted net loss from continuing operations was $55.9 million, or a loss of $1.17 per diluted share, compared with adjusted net loss from continuing operations of $29.8 million, or a loss of $1.08 per diluted share in 2015. The $12.0 million in YTD special items primarily included $8.4 million in legal and professional fees associated with the Company’s Exchange Offer, $2.7 million for an asset impairment charge related to assets classified as held-for-sale, partially offset by a $1.7 million gain on the sale UGSI and a $1.0 million gain on the change in fair value of the derivative warrant liability. Additionally, special items included the loss on the sale of underutilized assets, severance-related charges, stock-based compensation expense, and the write off of a portion of the unamortized deferred financing costs associated with an amendment to the ABL Credit Facility.
YTD adjusted EBITDA from continuing operations was $1.9 million, a decrease 93.9% when compared with the same period in 2015. Adjusted EBITDA margin for the 2016 YTD period was 2.3%, compared with 14.6% in 2015.
CASH FLOW AND LIQUIDITY
Net cash used in operating activities from continuing operations during six months ended June 30, 2016 was $12.6 million, with net cash capital expenditures from continuing operations of $3.9 million. For the six months ended June 30, 2016, free cash flow was negative at $8.7 million, compared with positive free cash flow of $35.0 million in the same period in 2015.
On June 29, 2016, the Company amended its ABL Credit Facility with new terms that included a reduction in total commitments to $85 million, and a modification to the minimum EBITDA financial maintenance covenant which deferred the applicable periods for measurement and reduced the applicable amounts required to be achieved for each period. In addition, the amendment changed the scheduled maturity date of the ABL Credit Facility from January 15, 2018 to December 31, 2016, but added a covenant requiring the Company to refinance the ABL Credit Facility in full on or before September 30, 2016. Total liquidity as of June 30, 2016, consisting almost entirely of available borrowings under the ABL Credit Facility, was $12.9 million.

As of June 30, 2016, total debt outstanding was $464.6 million, including $40.4 million of 2018 Notes, $335.7 million of 2021 Notes, $24.7 million under a Term Loan, $48.1 million under the ABL Facility, and $15.6 million in capital leases and notes payable. The Company made cumulative payments, net of proceeds received, during the six months ended June 30, 2016 of $53.7 million to reduce total debt outstanding under the ABL Credit Facility. The Company remains current with all payment obligations due on its outstanding debt and is in compliance with all related covenants.
About Nuverra
Nuverra Environmental Solutions is among the largest companies in the United States dedicated to providing comprehensive, full-cycle environmental solutions to customers in the energy market. Nuverra focuses on the delivery, collection, treatment, recycling, and disposal of restricted solids, water, wastewater, waste fluids and hydrocarbons. The Company provides its suite of environmentally compliant and sustainable solutions to customers who demand stricter environmental compliance and accountability from their service providers. Find additional information about Nuverra in documents filed with the U.S. Securities and Exchange Commission (SEC) at http://www.sec.gov.
Forward-Looking Statements

This press release contains "forward-looking" statements, including, without limitation, those that involve risks and uncertainties, including statements regarding any remaining transactions contemplated by the RSA or any benefits expected from the Company’s debt restructuring. These statements relate to future plans, objectives, expectations and intentions and are for illustrative purposes only. These statements may be identified by the use of words such as "believe," "expect," "intend," "plan," "anticipate," "likely," "will," "could," "estimate," "may," "potential," "should," "would," and similar expressions. There can be no assurance that all or any portion of the aforementioned transactions will be consummated on the terms summarized herein or at all. The forward-looking statements contained, or incorporated by reference, herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's filings with the Securities and Exchange Commission and other factors discussed in the Form 8-K. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's views as of the date of the Form 8-K. The Company undertakes no obligation to update any of the forward-looking statements made in the Form 8-K, whether as a result of new information, future events, changes in expectations or otherwise.

Source: Nuverra Environmental Solutions, Inc.
602-903-7802
ir@nuverra.com

- Tables to Follow -

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Revenue:
Non-rental revenue	$31,369	$85,530	$75,395	$192,540
Rental revenue	2,609	6,897	5,558	18,999
Total revenue	33,978	92,427	80,953	211,539
Costs and expenses:
Direct operating expenses	30,283	71,574	68,900	159,573
General and administrative expenses	14,204	9,697	21,656	22,397
Depreciation and amortization	15,206	18,296	31,051	35,778
Impairment of long-lived assets	2,664	—	2,664	—
Other, net	—	429	—	1,112
Total costs and expenses	62,357	99,996	124,271	218,860
Operating loss	(28,379)	(7,569)	(43,318)	(7,321)
Interest expense, net	(13,973)	(12,452)	(26,018)	(25,040)
Other income, net	2,771	400	2,929	721
Loss on extinguishment of debt	(284)	(1,011)	(674)	(1,011)
Loss from continuing operations before income taxes	(39,865)	(20,632)	(67,081)	(32,651)
Income tax (expense) benefit	(773)	(15)	(828)	9
Loss from continuing operations	(40,638)	(20,647)	(67,909)	(32,642)
Loss from discontinued operations, net of income taxes	(1,290)	(2,089)	(1,235)	(1,168)
Net loss attributable to common shareholders	$(41,928)	$(22,736)	$(69,144)	$(33,810)

Net loss per common share attributable to common shareholders:
Basic and diluted loss from continuing operations	$(0.60)	$(0.75)	$(1.42)	$(1.18)
Basic and diluted loss from discontinued operations	(0.02)	(0.08)	(0.03)	(0.04)
Net loss per basic and diluted common share	$(0.62)	$(0.83)	$(1.45)	$(1.22)

Weighted average shares outstanding used in computing net loss per basic and diluted common share	67,699	27,679	47,803	27,546

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30,	December 31,
	2016	2015
Assets		(Note 1)
Cash and cash equivalents	$303	$39,309
Restricted cash	5,504	4,250
Accounts receivable, net	19,996	42,188
Inventories	2,606	2,985
Prepaid expenses and other receivables	3,407	3,377
Other current assets	4,189	2,372
Assets held for sale	2,902	—
Total current assets	38,907	94,481
Property, plant and equipment, net	366,322	406,188
Equity investments	574	3,750
Intangibles, net	15,562	16,867
Other assets	573	1,333
Total assets	$421,938	$522,619
Liabilities and Shareholders' Deficit
Accounts payable	$6,173	$6,907
Accrued liabilities	21,476	29,843
Current contingent consideration	—	8,628
Current portion of long-term debt	56,427	499,709
Derivative warrant liability	6,201	—
Total current liabilities	90,277	545,087
Deferred income taxes	317	270
Long-term debt	394,174	11,758
Long-term contingent consideration	8,500	—
Other long-term liabilities	3,723	3,775
Total liabilities	496,991	560,890
Commitments and contingencies
Shareholders' deficit:
Common stock	131	30
Additional paid-in capital	1,402,191	1,369,921
Treasury stock	(19,809)	(19,800)
Accumulated deficit	(1,457,566)	(1,388,422)
Total shareholders' deficit	(75,053)	(38,271)
Total liabilities and shareholders' deficit	$421,938	$522,619

Note 1: The condensed consolidated balance sheet at December 31, 2015 has been derived from the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2016	2015
Cash flows from operating activities:
Net loss	$(69,144)	$(33,810)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Income from discontinued operations, net of income taxes	—	(906)
Loss on the sale of TFI	1,235	2,074
Depreciation and amortization of intangible assets	31,051	35,778
Amortization of debt issuance costs, net	2,587	2,438
Stock-based compensation	656	1,516
Impairment of long-lived assets	2,664	—
Gain on sale of UGSI	(1,694)	—
Loss (gain) on disposal of property, plant and equipment	727	(1,312)
Bad debt expense	254	(208)
Change in fair value of derivative warrant liability	(1,023)	—
Loss on extinguishment of debt	674	1,011
Deferred income taxes	48	1
Other, net	(33)	316
Changes in operating assets and liabilities:
Accounts receivable	21,938	47,719
Prepaid expenses and other receivables	(146)	(5,273)
Accounts payable and accrued liabilities	118	(8,113)
Other assets and liabilities, net	(2,506)	1,105
Net cash (used in) provided by operating activities from continuing operations	(12,594)	42,336
Net cash used in operating activities from discontinued operations	—	(708)
Net cash (used in) provided by operating activities	(12,594)	41,628
Cash flows from investing activities:
Proceeds from the sale of TFI	—	78,897
Proceeds from the sale of property, plant and equipment	5,995	3,448
Purchases of property, plant and equipment	(2,133)	(10,807)
Proceeds from the sale of UGSI	4,979	—
Change in restricted cash	(1,254)	(4,250)
Net cash provided by investing activities from continuing operations	7,587	67,288
Net cash used in investing activities from discontinued operations	—	(181)
Net cash provided by investing activities	7,587	67,107
Cash flows from financing activities:
Proceeds from revolving credit facility	76,979	—
Payments on revolving credit facility	(130,667)	(81,647)
Proceeds from term loan	24,000	—
Payments for deferred financing costs	(985)	—
Payments on vehicle financing and other financing activities	(3,326)	(7,765)
Net cash used in financing activities from continuing operations	(33,999)	(89,412)
Net cash used in financing activities from discontinued operations	—	(105)
Net cash used in financing activities	(33,999)	(89,517)
Net (decrease) increase in cash and cash equivalents	(39,006)	19,218
Cash and cash equivalents - beginning of period	39,309	15,416
Cash and cash equivalents - end of period	303	34,634
Less: cash and cash equivalents of discontinued operations - end of period	—	—
Cash and cash equivalents of continuing operations - end of period	$303	$34,634

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS
(In thousands)
(Unaudited)

This press release contains non-GAAP financial measures as defined by the rules and regulations of the United States Securities and Exchange Commission. A non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations or balance sheets of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Reconciliations of these non-GAAP financial measures to their comparable GAAP financial measures are included in the attached financial tables.

These non-GAAP financial measures are provided because management of the Company uses these financial measures in maintaining and evaluating the Company’s ongoing financial results and trends. Management uses this non-GAAP information as an indicator of business results, and evaluates overall performance with respect to such indicators. Management believes that excluding items such as acquisition expenses, amortization of intangible assets, stock-based compensation, asset impairments, restructuring charges, expenses related to litigation and resolution of lawsuits, and other charges, which may or may not be non-recurring, among other items that are inconsistent in amount and frequency (as with acquisition expenses), or determined pursuant to complex formulas that incorporate factors, such as market volatility, that are beyond our control (as with stock-based compensation), for purposes of calculating these non-GAAP financial measures facilitates a more meaningful evaluation of the Company’s current operating performance and comparisons to the past and future operating performance. The Company believes that providing non-GAAP financial measures such as EBITDA, adjusted EBITDA, adjusted net income (loss), and adjusted net income (loss) per share, in addition to related GAAP financial measures, provides investors with greater transparency to the information used by the Company’s management. These non-GAAP financial measures are not substitutes for measures of performance or liquidity calculated in accordance with GAAP and may not necessarily be indicative of the Company's liquidity or ability to fund cash needs. Not all companies calculate non-GAAP financial measures in the same manner, and our presentation may not be comparable to the presentations of other companies.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Loss from Continuing Operations to EBITDA, Adjusted EBITDA from Continuing Operations and Total Adjusted EBITDA:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Loss from continuing operations	$(40,638)	$(20,647)	$(67,909)	$(32,642)
Depreciation and amortization	15,206	18,296	31,051	35,778
Interest expense, net	13,973	12,452	26,018	25,040
Income tax expense (benefit)	773	15	828	(9)
EBITDA	(10,686)	10,116	(10,012)	28,167
Adjustments:
Transaction-related costs, including earnout adjustments, net	2	177	(117)	(132)
Stock-based compensation	288	727	656	1,516
Change in fair value of derivative warrant liability	(1,023)	—	(1,023)	—
Legal and environmental costs, net	8,642	397	10,117	404
Impairment of long-lived assets	2,664	—	2,664	—
Restructuring, exit and other costs	59	513	(113)	1,335
Loss on extinguishment of debt	284	1,011	674	1,011
Gain on sale of UGSI	(1,694)	—	(1,694)	—
Loss (gain) on disposal of assets	1,784	(658)	727	(1,312)
Adjusted EBITDA from continuing operations	320	12,283	1,879	30,989
Adjusted EBITDA from discontinued operations	—	7	—	1,197
Total Adjusted EBITDA	$320	$12,290	$1,879	$32,186

Reconciliation of Loss from Discontinued Operations to EBITDA from Discontinued Operations and Adjusted EBITDA from Discontinued Operations:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Loss from discontinued operations	$(1,290)	$(2,089)	$(1,235)	$(1,168)
Income tax expense	—	—	—	265
EBITDA from discontinued operations	(1,290)	(2,089)	(1,235)	(903)
Adjustments:
Transaction-related costs	—	22	—	26
Loss on sale of TFI	1,290	2,074	1,235	2,074
Adjusted EBITDA from discontinued operations	$—	$7	$—	$1,197

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of QTD Segment Performance to Adjusted EBITDA

Three months ended June 30, 2016	Rocky Mountain	Northeast	Southern	Corporate	Total
Revenue	$18,952	$7,688	$7,338	$—	$33,978
Direct operating expenses	16,232	8,126	5,925	—	30,283
General and administrative expenses	1,695	339	973	11,197	14,204
Depreciation and amortization	7,792	3,426	3,919	69	15,206
Operating loss	(6,767)	(6,556)	(3,790)	(11,266)	(28,379)
Operating margin %	(35.7)%	(85.3)%	(51.6)%	NA	(83.5)%
Loss from continuing operations before income taxes	(6,818)	(6,669)	(3,825)	(22,553)	(39,865)

Loss from continuing operations	(6,818)	(6,669)	(3,825)	(23,326)	(40,638)
Depreciation and amortization	7,792	3,426	3,919	69	15,206
Interest expense, net	106	109	38	13,720	13,973
Income tax expense	—	—	—	773	773
EBITDA	$1,080	$(3,134)	$132	$(8,764)	$(10,686)

Adjustments, net	2,528	2,009	150	6,319	11,006
Adjusted EBITDA from continuing operations	$3,608	$(1,125)	$282	$(2,445)	$320
Adjusted EBITDA margin %	19.0%	(14.6)%	3.8%	NA	0.9%

Three months ended June 30, 2015	Rocky Mountain	Northeast	Southern	Corporate	Total
Revenue	$47,601	$27,411	$17,415	$—	$92,427
Direct operating expenses	36,107	21,996	13,471	—	71,574
General and administrative expenses	1,322	1,021	1,219	6,135	9,697
Depreciation and amortization	8,801	4,060	5,195	240	18,296
Operating income (loss)	1,371	295	(2,468)	(6,767)	(7,569)
Operating margin %	2.9%	1.1%	(14.2)%	NA	(8.2)%
Income (loss) from continuing operations before income taxes	1,805	(200)	(2,628)	(19,609)	(20,632)

Income (loss) from continuing operations	1,805	(206)	(2,632)	(19,614)	(20,647)
Depreciation and amortization	8,801	4,060	5,195	240	18,296
Interest expense, net	144	436	41	11,831	12,452
Income tax expense	—	6	4	5	15
EBITDA	$10,750	$4,296	$2,608	$(7,538)	$10,116

Adjustments, net	14	371	(669)	2,451	2,167
Adjusted EBITDA from continuing operations	$10,764	$4,667	$1,939	$(5,087)	$12,283
Adjusted EBITDA margin %	22.6%	17.0%	11.1%	NA	13.3%

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of YTD Segment Performance to Adjusted EBITDA

Six months ended June 30, 2016	Rocky Mountain	Northeast	Southern	Corporate	Total
Revenue	$43,857	$20,465	$16,631	$—	$80,953
Direct operating expenses	35,790	19,694	13,416	—	68,900
General and administrative expenses	3,547	1,529	1,893	14,687	21,656
Depreciation and amortization	15,871	7,309	7,733	138	31,051
Operating loss	(11,351)	(10,420)	(6,722)	(14,825)	(43,318)
Operating margin %	(25.9)%	(50.9)%	(40.4)%	NA	(53.5)%
Loss from continuing operations before income taxes	(11,470)	(10,600)	(6,751)	(38,260)	(67,081)

Loss from continuing operations	(11,470)	(10,600)	(6,751)	(39,088)	(67,909)
Depreciation and amortization	15,871	7,309	7,733	138	31,051
Interest expense, net	204	250	86	25,478	26,018
Income tax expense	—	—	—	828	828
EBITDA	$4,605	$(3,041)	$1,068	$(12,644)	$(10,012)

Adjustments, net	2,713	1,726	(198)	7,650	11,891
Adjusted EBITDA from continuing operations	$7,318	$(1,315)	$870	$(4,994)	$1,879
Adjusted EBITDA margin %	16.7%	(6.4)%	5.2%	NA	2.3%

Six months ended June 30, 2015	Rocky Mountain	Northeast	Southern	Corporate	Total
Revenue	$117,011	$54,724	$39,804	$—	$211,539
Direct operating expenses	84,532	43,492	31,549	—	159,573
General and administrative expenses	3,378	2,925	3,297	12,797	22,397
Depreciation and amortization	17,538	7,987	9,843	410	35,778
Operating income (loss)	11,563	197	(5,482)	(13,599)	(7,321)
Operating margin %	9.9%	0.4%	(13.8)%	NA	(3.5)%
Income (loss) from continuing operations before income taxes	11,902	(187)	(5,563)	(38,803)	(32,651)

Income (loss) from continuing operations	11,902	(193)	(5,567)	(38,784)	(32,642)
Depreciation and amortization	17,538	7,987	9,843	410	35,778
Interest expense, net	253	500	94	24,193	25,040
Income tax expense (benefit)	—	6	4	(19)	(9)
EBITDA	$29,693	$8,300	$4,374	$(14,200)	$28,167

Adjustments, net	(575)	146	(131)	3,382	2,822
Adjusted EBITDA from continuing operations	$29,118	$8,446	$4,243	$(10,818)	$30,989
Adjusted EBITDA margin %	24.9%	15.4%	10.7%	NA	14.6%

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Special Items to Adjusted Loss from Continuing Operations and to EBITDA and Adjusted EBITDA from Continuing Operations

	Three months ended June 30, 2016
	As Reported	Special Items		As Adjusted
Revenue	$33,978	$—		$33,978
Direct operating expenses	30,283	(1,842)	[A]	28,441
General and administrative expenses	14,204	(8,933)	[B]	5,271
Total costs and expenses	62,357	(13,439)	[C]	48,918
Operating loss	(28,379)	13,439	[C]	(14,940)
Loss from continuing operations	(40,638)	11,215	[D]	(29,423)

Basic and diluted loss from continuing operations	$(0.60)			$(0.43)

Loss from continuing operations	$(40,638)			$(29,423)
Depreciation and amortization	15,206			15,206
Interest expense, net	13,973			13,973
Income tax expense	773			564
EBITDA and Adjusted EBITDA from continuing operations	$(10,686)			$320

Description of 2016 Special Items:
[A]	Special items primarily includes the loss on sale of underutilized assets, and severance and environmental clean-up charges.
[B]	Primarily attributable to stock-based compensation and non-routine legal and professional fees incurred in connection with the execution of management's plan to restructure our indebtedness.
[C]	Primarily includes the aforementioned adjustments along with a long-lived asset impairment charge for assets classified as held-for-sale of $2.7 million.
[D]
Primarily includes the aforementioned adjustments along with a gain of $1.0 million associated with the change in fair value of the derivative warrant liability, and a gain on the sale of Underground Solutions, Inc. of $1.7 million in the three months ended June 30, 2016. Additionally, our effective tax rate for the three months ended June 30, 2016 was 1.94% and has been applied to the special items accordingly.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Special Items to Adjusted Loss from Continuing Operations and to EBITDA and Adjusted EBITDA from Continuing Operations

	Three months ended June 30, 2015
	As Reported	Special Items		As Adjusted
Revenue	$92,427	$—		$92,427
Direct operating expenses	71,574	658	[E]	72,232
General and administrative expenses	9,697	(1,208)	[F]	8,489
Total costs and expenses	99,996	(979)	[G]	99,017
Operating loss	(7,569)	979	[G]	(6,590)
Loss from continuing operations	(20,647)	2,169	[H]	(18,478)

Basic and diluted loss from continuing operations	$(0.75)			$(0.67)

Loss from continuing operations	$(20,647)			$(18,478)
Depreciation and amortization	18,296			18,296
Interest expense, net	12,452			12,452
Income tax expense	15			13
EBITDA and Adjusted EBITDA from continuing operations	$10,116			$12,283

Description of 2015 Special Items:
[E]	Special items includes a gain on sale for the disposal of certain transportation related assets.
[F]	Primarily attributable to stock-based compensation, non-routine litigation expenses and certain costs associated with an amendment to our ABL facility.
[G]	Primarily includes the aforementioned adjustments, and a charge of approximately $0.4 million associated with our restructuring initiative and other exit related costs from certain shale basins.
[H]
Primarily includes the aforementioned adjustments along with a charge of $1.0 million in connection with the write-off of a portion of the unamortized deferred financing costs as a result of an amendment to our ABL Facility, and a charge related to a prior acquisition earnout reserve of $0.2 million. Additionally, our effective tax rate for the three months ended June 30, 2015 was zero percent and has been applied to the special items accordingly.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Special Items to Adjusted Loss from Continuing Operations and to EBITDA and Adjusted EBITDA from Continuing Operations

	Six months ended June 30, 2016
	As Reported	Special Items		As Adjusted
Revenue	$80,953	$—		$80,953
Direct operating expenses	68,900	(1,239)	[A]	67,661
General and administrative expenses	21,656	(10,159)	[B]	11,497
Total costs and expenses	124,271	(14,062)	[C]	110,209
Operating loss	(43,318)	14,062	[C]	(29,256)
Loss from continuing operations	(67,909)	12,034	[D]	(55,875)

Basic and diluted loss from continuing operations	$(1.42)			$(1.17)

Loss from continuing operations	$(67,909)			$(55,875)
Depreciation and amortization	31,051			31,051
Interest expense, net	26,018			26,018
Income tax expense	828			685
EBITDA and Adjusted EBITDA from continuing operations	$(10,012)			$1,879

Description of 2016 Special Items:
[A]	Special items primarily includes the loss on sale of underutilized assets, and severance and environmental clean-up charges.
[B]	Primarily attributable to stock-based compensation and non-routine legal and professional fees incurred in connection with the execution of management's plan to restructure our indebtedness.
[C]	Primarily includes the aforementioned adjustments along with a long-lived asset impairment charge for assets classified as held-for-sale of $2.7 million.
[D]
Primarily includes the aforementioned adjustments along with a charge of $0.7 million in connection with the write-off of a portion of the unamortized deferred financing costs as a result of an amendment to our ABL Facility, a gain of $1.0 million associated with the change in fair value of the derivative warrant liability, and a gain on the sale of Underground Solutions, Inc. for $1.7 million in the three months ended June 30, 2016. Additionally, our effective tax rate for the six months ended June 30, 2016 was 1.23% and has been applied to the special items accordingly.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Special Items to Adjusted Loss from Continuing Operations and to EBITDA and Adjusted EBITDA from Continuing Operations

	Six months ended June 30, 2015
	As Reported	Special Items		As Adjusted
Revenue	$211,539	$—		$211,539
Direct operating expenses	159,573	1,312	[E]	160,885
General and administrative expenses	22,397	(2,143)	[F]	20,254
Total costs and expenses	218,860	(1,943)	[G]	216,917
Operating loss	(7,321)	1,943	[G]	(5,378)
Loss from continuing operations	(32,642)	2,822	[H]	(29,820)

Basic and diluted loss from continuing operations	$(1.18)			$(1.08)

Loss from continuing operations	$(32,642)			$(29,820)
Depreciation and amortization	35,778			35,778
Interest expense, net	25,040			25,040
Income tax benefit	(9)			(9)
EBITDA and Adjusted EBITDA from continuing operations	$28,167			$30,989

Description of 2015 Special Items:
[E]	Special items include a gain on sale related to the disposal of certain transportation related assets.
[F]	Primarily attributable to stock-based compensation, non-routine litigation expenses and certain costs associated with an amendment to our ABL Facility.
[G]	Primarily includes the aforementioned adjustments, and a charge of approximately $1.1 million associated with our restructuring initiative and other exit related costs from certain shale basins.
[H]
Primarily includes the aforementioned adjustments along with a charge of $1.0 million in connection with the write-off of a portion of the unamortized deferred financing costs as a result of an amendment to our ABL Facility, and a net reduction related to a prior acquisition earnout reserve of $0.1 million. Additionally, our effective tax rate for the six months ended June 30, 2015 was zero percent and has been applied to the special items accordingly.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Free Cash Flow from Continuing Operations

	Six Months Ended
	June 30,
	2016	2015
Net cash (used in) provided by operating activities from continuing operations	$(12,594)	$42,336
Less: net cash capital expenditures, [1]	3,862	(7,359)
Free Cash Flow	$(8,732)	$34,977

[1]	Purchases of property, plant and equipment, net of proceeds received from sales of property, plant and equipment